SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS THIRD QUARTER 2019 RESULTS

Hamilton, Bermuda, November 6, 2019 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group” or the “Company”) today reported results for the third quarter ended September 30, 2019. The Company reported a comprehensive (loss) of $(50) million for the third quarter of 2019 compared to $(23) million for the third quarter of 2018. For the nine months ended September 30, 2019, comprehensive income was $34 million. Book value per common share was $15.11 as of September 30, 2019 compared to $14.80 as of December 31, 2018, an increase of 2.1% for the nine months.
Adjusted book value per share(1) was $15.47 as of September 30, 2019, compared to $15.24 as of December 31, 2018, an increase of 1.5% for the nine months. Adjusted tangible book value per share(1) was $11.10 at September 30, 2019, compared to $10.76 as of December 31, 2018, an increase of 3.2% for the nine months.
“Our 2019 results continued to benefit from strong investment performance, but our underwriting results came up short, primarily due to catastrophe losses, in the third quarter,” said Kip Oberting, President and Chief Executive Officer of Sirius Group. “Operationally, we are making progress. During the quarter we globalized our underwriting leadership creating a more unified organization. This organizational change helps us to more holistically and efficiently serve our clients across business lines and geographies, and drive underwriting portfolio enhancements. These changes also allow us to drive in operating improvements to facilitate future growth.  Finally, in addition to growing in our reinsurance business organically, we continue to invest in the build out of our new specialty insurance lines.”
è Net (loss) attributable to common shareholders for the third quarter of 2019 was $(3) million. Basic earnings per common share was $(0.02) and diluted earnings per common share was $(0.06). This compares to net (loss) attributable to common shareholders of $(28) million and basic and diluted earnings per common share of $(0.23) for the third quarter of 2018.
è For the nine months ended September 30, 2019, net income attributable to common shareholders was $99 million, a return on beginning common shareholders’ equity of 5.8% for the nine months. Basic and diluted earnings per common share was $0.78. This compares to net income attributable to common shareholders of $110 million and basic and diluted earnings per common share of $0.88 for the nine months ended September 30, 2018.
è For the third quarter of 2019, Operating (loss) attributable to common shareholders(1) was $(65) million compared to Operating (loss) attributable to common shareholders of $(21) million for the third quarter of 2018. For the nine months ended September 30, 2019, Operating (loss) attributable to common shareholders was $(66) million compared to Operating income attributable to common shareholders of $50 million for the same period in 2018.

(1) Adjusted book value, Adjusted book value per share, Adjusted tangible book value, Adjusted tangible book value per share, and Operating (loss) income attributable to common shareholders are non-GAAP financial measures. See accompanying Reconciliation of Non-GAAP Financial Measures.

Chief Financial Officer, Ralph Salamone further commented, "We recorded $109 million of catastrophe losses in the third quarter, mainly from Hurricane Dorian and Typhoon Faxai. Our Dorian loss is consistent with an industry loss of $8.5 billion, and our Faxai loss implies an industry loss of around $9 billion. We continue to invest in businesses such as environmental and surety insurance as well as ArmadaHealth. These investments are a drag on our current results but are expected to provide diversifying profits in the future.”
Third Quarter and Year to Date 2019 Summary
Underwriting
Sirius Group’s combined ratio was 123% for the third quarter of 2019 compared to 111% for the third quarter of 2018. The increase in the combined ratio was driven by higher catastrophe losses in the Global Property segment and higher current accident year losses in the Specialty & Casualty segment. The third quarter of 2019 included 29 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, compared to 24 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, for the third quarter of 2018. The third quarter of 2019 also included 2 points of net unfavorable prior year loss reserve development compared to 3 points of net favorable prior year loss reserve development for the third quarter of 2018.

•	Gross written premiums for the third quarter of 2019 were $414 million, an increase of 4% compared to the third quarter of 2018.

•	Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $109 million for the third quarter of 2019 compared to $77 million for the third quarter of 2018.

•	Highlights by reportable segment for the third quarter of 2019 include the following:

•
Global Property produced a $(74) million underwriting (loss) and a 146% combined ratio driven mainly by catastrophe losses and current accident year losses. Current year catastrophe losses, net of reinsurance and reinstatement premiums, were $109 million for the quarter primarily from Typhoon Faxai ($52 million) and Hurricane Dorian ($44 million).

•
Global A&H produced $18 million of underwriting income, including net service fee income, and a combined ratio of 91%. Underwriting results included $6 million of net favorable prior year loss reserve development.

•
Specialty & Casualty produced a $(26) million underwriting (loss) and a combined ratio of 126%, driven mainly by net unfavorable prior year loss reserve development of $10 million, primarily from the Casualty reinsurance book, as well as higher current accident year losses for the Aviation & Space and Trade Credit books.

•	Runoff & Other produced a $(3) million underwriting (loss) mainly from net unfavorable prior year loss reserve development.
For the nine months ended September 30, 2019, Sirius Group’s combined ratio was 107% compared to 94% for the nine months ended September 30, 2018. The increase in the combined ratio was driven by higher net unfavorable prior year loss reserve development mainly in the Global Property segment and higher current accident year losses in the Specialty & Casualty segment. The first nine months of 2019 included 8 points of net unfavorable prior year loss reserve development compared to 3 points of net favorable prior year loss reserve development for the nine months ended September 30, 2018. The combined ratios for the nine months of 2019 and 2018 included 11 points and 9 points, respectively, of current year catastrophe losses, net of reinsurance and reinstatement premiums.

•
Gross written premiums for the nine months of 2019 were $1,523 million, relatively flat compared to $1,518 million for the same period in 2018. Absent the effect of a single fronting arrangement within the Global Property segment, gross written premiums increased by 7% compared to the same period in 2018.

•	Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $119 million for the nine months ended September 30, 2019 compared to $80 million for the same period in 2018.

•	Highlights by reportable segment for the nine months of 2019 included the following:

•
Global Property produced an underwriting (loss) of $(55) million and a 112% combined ratio driven by catastrophes losses, net unfavorable prior year loss reserve development of $68 million and higher current accident year losses. Catastrophe losses, net of reinsurance and reinstatement premiums, were $118 million primarily from Typhoon Faxai ($52 million) and Hurricane Dorian ($44 million).

•	Global A&H produced $38 million of underwriting income, including net service fee income from IMG and Armada of $26 million, and a combined ratio of 96%.

•
Specialty & Casualty produced a $(36) million underwriting (loss) and a combined ratio of 114%, driven mainly by higher current accident year losses for the Trade Credit (including $6 million from the Thomas Cook bankruptcy loss) and Aviation & Space (including $4 million from the 1Q19 Ethiopian Airline flight crash) books. Underwriting results were also negatively impacted by net unfavorable prior year loss reserve development of $15 million, primarily from the Casualty reinsurance book.

•	Runoff & Other produced an underwriting (loss) of $(14) million mainly due to net unfavorable prior year loss reserve movements.

Investments and Other

•	During the third quarter of 2019, the investment portfolio returned 1.2% in original currencies and 0.8% in U.S. Dollars.

•
Net realized and unrealized investment gains (losses) were $69 million for the third quarter of 2019 compared to $(8) million for the third quarter of 2018. The increase was primarily driven by realized and unrealized foreign currency gains of $48 million.

•	For the first nine months of 2019, the investment portfolio returned 4.8% in original currencies and 4.4% in U.S. Dollars.

•
Net investment income increased $15 million or 29.9% for the nine months ended September 30, 2019 to $67 million, from $52 million for the same period last year, primarily due to a higher interest rate environment.

•
Net realized and unrealized investment gains were $183 million for the nine months ended September 30, 2019 compared to $37 million for the same period last year. The increase was driven by unrealized gains of $92 million arising from investments consistent with overall market performance as well as foreign currency gains of $86 million.

•
Common shareholders’ equity ended the third quarter of 2019 at $1,743 million compared to $1,705 million at December 31, 2018. The increase is primarily due to comprehensive income of $34 million. Adjusted book value(1) ended the third quarter of 2019 at $1,982 million compared to $1,937 million at December 31, 2018.

Conference Call
A conference call discussing the third quarter results will be held on November 7, 2019 at 8:30 a.m. Eastern Time. A live, listen-only webcast of the call will be available via the Investor Relations section of our website located at http://ir.siriusgroup.com. A replay of the webcast will be available on the website shortly after the call and archived for 1 year. The teleconference can be accessed by dialing (844) 746-0740 for U.S. callers and (412) 317-5272 for international callers.

Supplemental Materials
In addition to this press release, we have provided supplemental financial information relating to third quarter results. Readers are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.

Non-GAAP Financial Measures
In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures: Adjusted book value, Adjusted book value per share, Adjusted tangible book value, Adjusted tangible book value per share, and Operating (loss) income attributable to common shareholders. The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’). A reconciliation of Adjusted book value, Adjusted book value per share, Adjusted tangible book value, Adjusted tangible book value per share, and Operating (loss) income attributable to common shareholders to the most comparable GAAP measures is included in the attached financial information in accordance with Regulation G.

About Sirius Group
Sirius Group, with $2.6 billion of total capital and roots dating back to 1945, is a global multi-line (re)insurer headquartered in Bermuda with a unique global branch network, including offices in Stockholm, New York and London.  Sirius Group’s success over the years has come from working with honest, capable partners.  Sirius Group provides a fully diversified set of tailored risk products to clients in approximately 150 countries, including health and travel products to consumers through its two managing general underwriters, ArmadaCorp Capital, LLC and International Medical Group Acquisition, Inc. Sirius Group has been publicly traded since November 2018.  You can learn more by visiting www.siriusgroup.com.

Cautionary Note Regarding Forward-Looking Statements
We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about the future growth and performance of Sirius Group, its (re)insurance business, its specialty insurance lines and its environmental, surety and Armada businesses. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this document. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in Sirius Group’s operating subsidiaries’ ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements;  Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; CMIG International Holding Pte. Ltd.’s status as a controlling shareholder, including its affiliates' liquidity issues; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; and other risks identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2018, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this release.

Contact:

Sirius Group
Matthew Kirk
Investor Relations
investor.relations@siriusgroup.com
(212) 312-2525

Sirius International Insurance Group, Ltd.
Consolidated Balance Sheets
As at September 30, 2019 and December 31, 2018

(Expressed in millions of U.S. dollars, except share information)	September 30, 2019	December 31, 2018
	Unaudited
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2019: $1,702.1; 2018: $1,952.9)	$1,771.4	$1,949.2
Short-term investments, at fair value (Amortized cost 2019: $981.5; 2018: $716.1)	989.3	715.5
Equity securities, trading, at fair value (Cost 2019: $359.4; 2018: $409.4)	384.3	380.0
Other long-term investments, at fair value (Cost 2019: $332.6; 2018: $337.6)	368.4	365.0
Cash	145.8	119.4
Restricted cash	14.0	12.8
Total investments and cash	3,673.2	3,541.9
Accrued investment income	11.5	14.1
Insurance and reinsurance premiums receivable	842.6	630.6
Reinsurance recoverable on unpaid losses	392.9	350.2
Reinsurance recoverable on paid losses	55.2	55.0
Funds held by ceding companies	236.8	186.8
Ceded unearned insurance and reinsurance premiums	173.8	159.8
Deferred acquisition costs	155.2	141.6
Deferred tax asset	162.8	202.5
Accounts receivable on unsettled investment sales	12.9	5.0
Goodwill	400.4	400.6
Intangible assets	183.8	195.6
Other assets	164.0	124.0
Total assets	$6,465.1	$6,007.7
Liabilities
Loss and loss adjustment expense reserves	$2,186.4	$2,016.7
Unearned insurance and reinsurance premiums	807.7	647.2
Ceded reinsurance payable	250.4	206.9
Funds held under reinsurance treaties	135.9	110.6
Deferred tax liability	208.6	237.4
Debt	670.3	696.8
Accounts payable on unsettled investment purchases	34.7	3.2
Other liabilities	189.1	150.5
Total liabilities	4,483.1	4,069.3
Commitments and contingencies
Mezzanine equity
Series B preference shares	236.0	232.2
Common shareholders' equity
Common shares (shares issued and outstanding, 2019: 115,299,342; 2018: 115,151,251)	1.2	1.2
Additional paid-in surplus	1,097.0	1,089.1
Retained earnings	915.8	816.6
Accumulated other comprehensive (loss)	(271.4)	(202.40)
Total common shareholders' equity	1,742.6	1,704.5
Non-controlling interests	3.4	1.7
Total equity	1,746.0	1,706.2
Total liabilities, mezzanine equity, and equity	$6,465.1	$6,007.7

Sirius International Insurance Group, Ltd.
Consolidated Statements of (Loss) Income (Unaudited)
For the three months and nine months ended September 30, 2019 and 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
(Expressed in millions of U.S. dollars, except share and per share information)	2019	2018	2019	2018
Revenues
Net earned insurance and reinsurance premiums	$374.2	$321.1	$1,056.8	$914.5
Net investment income	22.8	21.8	67.3	51.8
Net realized investment gains	15.3	3.9	39.9	8.0
Net unrealized investment gains (losses)	53.9	(11.7)	143.4	29.0
Net foreign exchange gains (losses)	4.9	(0.4)	9.4	21.7
Other revenue	16.3	17.0	51.3	96.0
Total revenues	487.4	351.7	1,368.1	1,121.0
Expenses
Loss and loss adjustment expenses	$348.6	$260.4	810.5	$552.8
Insurance and reinsurance acquisition expenses	75.1	59.2	215.4	189.0
Other underwriting expenses	35.4	35.7	106.2	117.1
General and administrative expenses	28.0	19.5	80.6	58.0
Intangible asset amortization expenses	3.9	3.9	11.8	11.8
Interest expense on debt	7.7	7.6	23.3	23.1
Total expenses	498.7	386.3	1,247.8	951.8
Pre-tax (loss) income	(11.3)	(34.6)	120.3	169.2
Income tax benefit (expense)	3.7	6.9	(15.6)	(55.4)
Net (loss) income	(7.6)	(27.7)	104.7	113.8
Income attributable to non-controlling interests	(0.4)	(0.3)	(1.6)	(0.9)
Income (loss) attributable to Sirius Group	(8.0)	(28.0)	103.1	112.9
Change in carrying value of Series B preference shares	5.3	—	(3.9)	—
Accrued dividends on Series A redeemable preference shares	—	—	—	(2.6)
Net (loss) income attributable to Sirius Group's common shareholders	$(2.7)	$(28.0)	$99.2	$110.3

Net (loss) income per common share and common share equivalent
Basic earnings per common share and common share equivalent	$(0.02)	$(0.23)	$0.78	$0.88
Diluted earnings per common share and common share equivalent	$(0.06)	$(0.23)	$0.78	$0.88
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,251,853	120,000,000	115,225,942	120,000,000
Diluted weighted average number of common shares and common share equivalents outstanding	127,153,523	120,000,000	115,619,222	120,000,000

Sirius International Insurance Group, Ltd.
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
For the three months and nine months ended September 30, 2019 and 2018

	Three months ended September 30,		Nine months ended September 30,
(Expressed in millions of U.S. dollars)	2019	2018	2019	2018
Comprehensive (loss) income
Net (loss) income	$(7.6)	$(27.7)	$104.7	$113.8
Other comprehensive (loss) income
Change in foreign currency translation, net of tax	(42.3)	4.7	(69.0)	(57.2)
Total other comprehensive (loss) income	(42.3)	4.7	(69.0)	(57.2)
Comprehensive (loss) income	(49.9)	(23.0)	35.7	56.6
Net (income) attributable to non-controlling interests	(0.4)	(0.3)	(1.6)	(0.9)
Comprehensive (loss) income attributable to Sirius Group	$(50.3)	$(23.3)	$34.1	$55.7

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended September 30, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$153.6	$137.4	$120.6	$2.1	$—	$413.7
Net written premiums	$103.7	$104.6	$113.2	$0.8	$—	$322.3
Net earned insurance and reinsurance premiums	$159.9	$115.1	$98.7	$0.5	$—	$374.2
Loss and allocated LAE	(184.4)	(63.6)	(85.5)	(0.9)	—	(334.4)
Insurance and reinsurance acquisition expenses	(29.2)	(32.5)	(27.1)	(0.1)	13.8	(75.1)
Technical (loss) profit	(53.7)	19.0	(13.9)	(0.5)	13.8	(35.3)
Unallocated LAE	(5.5)	(2.0)	(3.0)	(0.2)	(3.5)	(14.2)
Other underwriting expenses	(14.7)	(6.8)	(8.8)	(1.4)	(3.7)	(35.4)
Underwriting (loss) income	(73.9)	10.2	(25.7)	(2.1)	6.6	(84.9)
Service fee revenue	—	31.0	—	—	(14.6)	16.4
Managing general underwriter unallocated LAE	—	(4.3)	—	—	4.3	—
Managing general underwriter other underwriting expenses	—	(3.7)	—	—	3.7	—
General and administrative expenses, MGU + Runoff & Other	—	(15.1)	—	(1.2)	—	(16.3)
Underwriting (loss) income, including net service fee income	$(73.9)	$18.1	$(25.7)	$(3.3)	$—	$(84.8)

Underwriting Ratios (1) (2)
Loss ratio	118.8%	57.0%	89.7%	NM	NM	93.2%
Acquisition expense ratio	18.3%	28.2%	27.5%	NM	NM	20.1%
Other underwriting expense ratio	9.2%	5.9%	8.9%	NM	NM	9.5%
Combined ratio	146.3%	91.1%	126.1%	NM	NM	122.8%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended September 30, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$203.7	$117.1	$76.5	$0.7	$—	$398.0
Net written premiums	$144.9	$87.9	$72.6	$0.3	$—	$305.7
Net earned insurance and reinsurance premiums	$172.7	$89.6	$58.4	$0.4	$—	$321.1
Loss and allocated LAE	(173.2)	(51.3)	(34.1)	10.2	—	(248.4)
Insurance and reinsurance acquisition expenses	(30.1)	(26.7)	(16.2)	(0.1)	13.9	(59.2)
Technical (loss) profit	(30.6)	11.6	8.1	10.5	13.9	13.5
Unallocated LAE	(3.3)	(1.7)	(1.6)	(0.7)	(4.7)	(12.0)
Other underwriting expenses	(17.5)	(6.4)	(8.4)	(1.4)	(2.0)	(35.7)
Underwriting (loss) income	(51.4)	3.5	(1.9)	8.4	7.2	(34.2)
Service fee revenue	—	29.3	—	—	(13.9)	15.4
Managing general underwriter unallocated LAE	—	(4.7)	—	—	4.7	—
Managing general underwriter other underwriting expenses	—	(2.0)	—	—	2.0	—
General and administrative expenses, MGU + Runoff & Other	—	(13.8)	—	(0.8)	—	(14.6)
Underwriting (loss) income, including net service fee income	$(51.4)	$12.3	$(1.9)	$7.6	$—	$(33.4)

Underwriting Ratios (1) (2)
Loss ratio	102.2%	59.2%	61.1%	NM	NM	81.1%
Acquisition expense ratio	17.4%	29.8%	27.7%	NM	NM	18.4%
Other underwriting expense ratio	10.1%	7.1%	14.4%	NM	NM	11.1%
Combined ratio	129.7%	96.1%	103.2%	NM	NM	110.6%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Nine months ended September 30, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$720.5	$459.5	$338.4	$4.7	$—	$1,523.1
Net written premiums	$536.6	$360.1	$310.6	$1.5	$—	$1,208.8
Net earned insurance and reinsurance premiums	$463.9	$330.0	$261.7	$1.2	$—	$1,056.8
Loss and allocated LAE	(378.3)	(198.6)	(194.4)	(4.4)	—	(775.7)
Insurance and reinsurance acquisition expenses	(82.2)	(95.1)	(72.2)	(2.6)	36.7	(215.4)
Technical profit (loss)	3.4	36.3	(4.9)	(5.8)	36.7	65.7
Unallocated LAE	(10.2)	(5.5)	(7.1)	(0.9)	(11.1)	(34.8)
Other underwriting expenses	(47.9)	(18.8)	(23.7)	(4.6)	(11.2)	(106.2)
Underwriting (loss) income	(54.7)	12.0	(35.7)	(11.3)	14.4	(75.3)
Service fee revenue	—	97.6	—	—	(39.3)	58.3
Managing general underwriter unallocated LAE	—	(13.7)	—	—	13.7	—
Managing general underwriter other underwriting expenses	—	(11.2)	—	—	11.2	—
General and administrative expenses, MGU + Runoff & Other	—	(46.3)	—	(3.0)	—	(49.3)
Underwriting (loss) income, including net service fee income	$(54.7)	$38.4	$(35.7)	$(14.3)	$—	$(66.3)

Underwriting Ratios (1) (2)
Loss ratio	83.7%	61.8%	77.0%	NM	NM	76.7%
Acquisition expense ratio	17.7%	28.8%	27.6%	NM	NM	20.4%
Other underwriting expense ratio	10.3%	5.7%	9.1%	NM	NM	10.0%
Combined ratio	111.7%	96.3%	113.7%	NM	NM	107.1%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Nine months ended September 30, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$875.7	$375.0	$252.9	$14.6	$—	$1,518.2
Net written premiums	$569.1	$286.2	$228.3	$11.8	$—	$1,095.4
Net earned insurance and reinsurance premiums	$476.3	$258.4	$168.3	$11.5	$—	$914.5
Loss and allocated LAE	(311.8)	(138.0)	(87.4)	12.3	—	(524.9)
Insurance and reinsurance acquisition expenses	(93.5)	(82.3)	(44.9)	(2.3)	34.0	(189.0)
Technical profit	71.0	38.1	36.0	21.5	34.0	200.6
Unallocated LAE	(7.7)	(4.3)	(4.5)	(1.6)	(9.8)	(27.9)
Other underwriting expenses	(53.0)	(20.7)	(24.3)	(5.2)	(13.9)	(117.1)
Underwriting income	10.3	13.1	7.2	14.7	10.3	55.6
Service fee revenue	—	89.5	—	—	(34.0)	55.5
Managing general underwriter unallocated LAE	—	(9.8)	—	—	9.8	—
Managing general underwriter other underwriting expenses	—	(13.9)	—	—	13.9	—
General and administrative expenses, MGU + Runoff & Other	—	(37.5)	—	(2.9)	—	(40.4)
Underwriting income, including net service fee income	$10.3	$41.4	$7.2	$11.8	$—	$70.7

Underwriting Ratios (1) (2)
Loss ratio	67.1%	55.1%	54.6%	NM	NM	60.4%
Acquisition expense ratio	19.6%	31.8%	26.7%	NM	NM	20.7%
Other underwriting expense ratio	11.1%	8.0%	14.4%	NM	NM	12.8%
Combined ratio	97.8%	94.9%	95.7%	NM	NM	93.9%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Reconciliation of Non-GAAP Financial Measures

Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share

Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share are non-GAAP financial measures. Adjusted book value and Adjusted book value per share are used to show the Company’s total worth on a per-share basis and are useful to management and investors in analyzing the intrinsic value of the Company. Adjusted tangible book value and Adjusted tangible book value per share are useful to investors because they measure the realizable value of shareholder returns, excluding the impact of goodwill, intangible assets, and net deferred liability on intangible assets.

Adjusted shares outstanding is derived by summing Common shares outstanding, Series B preference shares outstanding, and the earned portion of share-based compensation awards. Adjusted book value is derived by summing Total common shareholders’ equity, the Series B preference share amount reflected in mezzanine equity, and the Earned portion of future proceeds from stock option awards. Outstanding warrants are excluded as they are anti-dilutive as of the respective reporting dates. Adjusted tangible book value is derived by subtracting Goodwill, Intangible assets and Net deferred tax liability on intangible assets from Adjusted book value.

At September 30, 2019, Adjusted book value, Adjusted book value per share, Adjusted tangible book value, and Adjusted tangible book value per share include the earned effects of share-based compensation awards issued during 2019.

Adjusted book value per share is derived by dividing the Adjusted book value by the Adjusted shares outstanding. Adjusted tangible book value per share is derived by dividing Adjusted tangible book value by the Adjusted shares outstanding.

The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	September 30,	December 31,
(Expressed in millions of U.S. dollars, except share and per share amounts)	2019	2018
Common shares outstanding	115,299,342	115,151,251
Series B preference shares outstanding	11,901,670	11,901,670
Earned share-based compensation awards, excluding stock options	648,551	—
Earned portion of Stock option awards issued	267,350	—
Adjusted shares outstanding	128,116,913	127,052,921

Total common shareholders’ equity	$1,742.6	$1,704.5
Series B preference shares	236.0	232.2
Earned portion of future proceeds from stock option awards	3.4	—
Adjusted book value	$1,982.0	$1,936.7
Goodwill	(400.4)	(400.6)
Intangible assets	(183.8)	(195.6)
Net deferred tax liability on intangible assets	24.0	26.3
Adjusted tangible book value	$1,421.8	$1,366.8

Book value per common share	$15.11	$14.80
Adjusted book value per share	$15.47	$15.24
Adjusted tangible book value per share	$11.10	$10.76

Operating (loss) income attributable to common shareholders

The Company uses Operating (loss) income attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating (loss) income attributable to common shareholders as used herein differs from net (loss) income attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating (loss) income attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains (losses) and the associated income tax expense or benefit of those fluctuations. The following is a reconciliation of net (loss) income attributable to common shareholders to Operating (loss) income attributable to common shareholders:

	Three months ended September 30,		Nine months ended September 30,
(Expressed in millions of U.S. dollars)	2019	2018	2019	2018
Net (loss) income attributable to common shareholders	$(2.7)	$(28.0)	$99.2	$110.3
Adjustment for net realized and unrealized (gains) losses on investments	(69.2)	7.8	(183.3)	(37.0)
Adjustment for net foreign exchange (gains) losses	(4.3)	0.4	(9.4)	(21.7)
Adjustment for income tax expense (benefit) (1)	10.8	(1.6)	27.6	(1.6)
Operating (loss) income attributable to common shareholders	$(65.4)	$(21.4)	$(65.9)	$50.0
(1)Adjustment for income tax expense represents the income tax expense associated with the adjustment for net realized and unrealized gains on investments and the income tax expense associated with the adjustment for net foreign exchange gains. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.